As  filed with the Securities and Exchange Commission on November 12, 1997.
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             -----------------------
                                    FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        -----------------------------------
                      PEPSI-COLA PUERTO RICO BOTTLING COMPANY
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                                 ###-##-####
      (State or other jurisdiction of                                  (I.R.S. Employer
      incorporation or organization)                                  Identification No.)

                                                                            RAFAEL NIN
          CARRETERA #865, KM 0.4                                      CARRETERA #865, KM 0.4
         BARRIO CANDELARIA ARENAS                                    BARRIO CANDELARIA ARENAS
       TOA BAJA, PUERTO RICO  00949                                 TOA BAJA, PUERTO RICO 00949
     (Address, including zip code, and telephone               (Name, address, including zip code, and
        number, including area code, of                        telephone number, including area code, of
      registrant's principal executive offices)                          agent for service)

                                With copies to:

                             LAURENCE E. CRANCH, ESQ.
                            ALEJANDRO E. CAMACHO, ESQ.
                                 Rogers & Wells
                                 200 Park Avenue
                          New York, New York  10166-0153
                                 (212) 878-8000

                        -----------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>
  If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. <square>

                                CALCULATION OF REGISTRATION FEE

    Title of each class of                                   Proposed maximum          Proposed maximum
Amount of registration
  securities to be registered   Amount to be registered     offering price per        aggregate offering
        fee
                                                                  unit{(1)}                price{(1)}
Class B Common Stock,              7,000,000 shares               $7.0625                 $49,437,500
    $14,981.06
 $.01 par value per share

[FN]
{(1)} Estimated solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Class B Common Stock of the Company as reported on the New York Stock Exchange on November 6, 1997.

                                  ----------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED NOVEMBER 11, 1997

PROSPECTUS

                PEPSI-COLA PUERTO RICO BOTTLING COMPANY

               7,000,000 SHARES OF CLASS B COMMON STOCK

     This Prospectus relates to the offer and sale from time to time of up to an aggregate of 7,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Shares" or the "Class B Common Stock") of Pepsi-Cola Puerto Rico Bottling Company (the "Company"), which are beneficially owned by the founding shareholders of the Company described herein under the caption "Selling Security Holders" (the "Selling Security Holders"). See "Selling Security Holders." The Company will not receive any of the proceeds from the sale by the Selling Security Holders of the Shares made hereunder.

     The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares offered hereby from time to time on the New York Stock Exchange, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will pay all costs, expenses and fees incurred in connection with the registration of the Shares. The respective Selling Security Holders will pay any brokerage fees or commissions relating to the sale of the Shares by them. See "Plan of Resale."

     The  Class  B Common Stock is listed on the New York Stock Exchange  under
the symbol "PPO."   The last reported sale price of the Class B Common Stock on the New York Stock Exchange on November 6, 1997 was $7.0625 per share.

     INVESTORS SHOULD CAREFULLY CONSIDER CERTAIN RISK FACTORS RELATING TO THE COMPANY. SEE "RISK FACTORS" ON PAGES 5 TO 6.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS. ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.

                       _________________________

          The date of this Prospectus is November ___, 1997.

                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; at 75 Park Place, 14th Floor, New York, New York 10007; and at 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website at http://www.sec.gov that contains reports, proxy statements and other information filed electronically with the Commission by the Company. The Company's Class B Common Stock is listed for trading on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference into this Prospectus the following documents filed with the Commission:

     (a) the Company's Annual Report on Form 10-K for the year ended September 30, 1996, and any amendments thereto;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996; and

     (c) the description of the Company's capital stock included in its Registration Statement on Form S-1 (Registration No. 33-94620), under the caption "Description of Capital Stock," including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement of which this Prospectus is a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus is a part.

     The Company will provide copies of all documents which are incorporated by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information incorporated herein) without charge to anyone to whom this prospectus is delivered upon a written or oral request. Requests should be directed to Pepsi-Cola Puerto Rico Bottling Company, Carretera #865, Km 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949, telephone number
(787) 251-2000, Attention:  C. Leon Timothy.

                              THE COMPANY

     The Company is a holding company which, through its manufacturing and distribution subsidiaries, produces, sells and distributes a variety of soft drink and fruit juice products, isotonics and bottled water in the Commonwealth of Puerto Rico ("Puerto Rico"), pursuant to exclusive franchise arrangements with PepsiCo, Inc. ("PepsiCo") and other franchise arrangements. The Company also has rights to sell PepsiCo products to distributors in the U.S. Virgin Islands. The Company produces, sells and distributes soft drink products under the Pepsi-Cola, Diet Pepsi, Pepsi Free, Slice, Wonder Kola, On-Tap and Mountain Dew trademarks pursuant to exclusive franchise arrangements with PepsiCo. The Company produces (through an arrangement with a co-packer), sells and distributes isotonics under the All Sport trademark pursuant to an exclusive franchise arrangement with PepsiCo. In addition, the Company produces, sells and distributes tonic water, club soda and ginger ale under the Seagram trademark under an exclusive arrangement with Joseph E. Seagram & Sons, Inc. ("Seagram") and sells and distributes fruit juice products under the Welch's trademark. The Company also produces, sells and distributes bottled water under its own Cristalia trademark.


                             RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION SET FORTH IN THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE SHARES OFFERED HEREBY.

RECENT UNFAVORABLE FINANCIAL RESULTS

     For the nine month interim period ended June 30, 1997, the Company had a loss from operations of $(20.2) million compared to a loss from operations of $(18.0) in the 1996 nine month interim period. This loss from operations in the 1997 interim period resulted primarily from (i) intense competitive pressures in Puerto Rico which produced substantially lower net prices, (ii) recognition of a loss contingency in connection with the proposed settlement of certain shareholder class action lawsuits against the Company and (iii) legal fees incurred in connection with the shareholder lawsuits and an ongoing investigation by the Securities and Exchange Commission of the circumstances surrounding certain accounting irregularities which precipitated the shareholder lawsuits. In addition, the Company incurred substantial non-recurring restructuring charges as a result of employee terminations which reduced the Company's work force by 5%.

     Although the shareholder lawsuits have now been settled, the Company continues to face intense, competitive pressures in Puerto Rico which continue to adversely affect the Company's results of operations.

COMPETITION

     The soft drink industry in Puerto Rico is highly competitive. The Company faces intense price competition which has resulted in substantially lower net prices. The Company's principal competitors in Puerto Rico are the local bottlers and distributors of Coca-Cola in the cola market and Seven-Up in the flavored soft drink market. The Company's other competitors include bottlers and distributors of nationally and regionally advertised and marketed products, as well as bottlers of smaller private label soft drinks, which the Company believes represents approximately 20% of total soft drink sales in Puerto Rico. While the Company engages in extensive marketing to establish brand differentiation and loyalty, the Company expects that competitors of the Company will continue their intense price competition in order to increase their sales volumes and market shares to the detriment of the Company. There is no assurance that continued aggressive competition will not lead to even lower prices for the Company's products and, as a result, increased losses.


                            USE OF PROCEEDS

     The  Shares  covered by this Prospectus are offered for the account of the
Selling Security Holders.   The  Company  will  not receive any of the proceeds
from the sale of the Shares offered hereby.  See "Plan of Resale."


                       SELLING SECURITY HOLDERS

     This Prospectus relates to possible sales of the Shares beneficially owned by the founding shareholders of the Company, and certain of their affiliates and family members (collectively, "Selling Security Holders"). As of the date hereof, 7,000,000 Shares may be offered by the Selling Security Holders pursuant to this Prospectus. The Selling Security Holders are each a party to the Shareholders Agreement dated April 27, 1987 (as amended from time to time, the "Shareholders Agreement"). Previously, the Shareholders Agreement restricted the ability of the Selling Security Holders to transfer their Shares. Pursuant to an amendment to the Shareholders Agreement dated May 14, 1997, the Selling Security Holders and the Company agreed to permit the transfer and sale of the Shares and to register the Shares through appropriate filings and action under federal and state securities laws to make them fully tradeable in the public market.

     The following table sets forth (i) the name of each Selling Security Holder, (ii) the number and percentage holdings of Class B Common Stock that such Selling Security Holder beneficially owned as of September 30, 1997, (iii) the aggregate number of shares of Class B Common Stock that such Selling Security Holder may sell pursuant to this Prospectus and (iv) the number and percentage holdings of such Selling Security Holder following the completion of this Offering.

                                       SHARES OF CLASS B               MAXIMUM             SHARES OF CLASS B
                                      COMMON STOCK OWNED              NUMBER OF           COMMON STOCK OWNED
                                     PRIOR TO THE OFFERING              SHARES          AFTER THE OFFERING{(2)}
                                                   PERCENT            REGISTERED                       PERCENT
         NAME                       AMOUNT       OF CLASS{(1)}{(3)}     HEREBY          AMOUNT        OF
CLASS{(1)}
Charles H. and Patricia Beach        2,721,197      16.5                2,721,197         0               0
Linda McCune                            15,474       0.1                   15,474         0               0
Sandra Wauch                            15,474       0.1                   15,474         0               0
Charles H. Beach, Jr.                   15,474       0.1                   15,474         0               0
Michael J. Gerrits Investment Ltd.     514,418       3.1                  514,418         0               0
Patrick T. Gerrits Investment Ltd.     420,353       2.5                  420,353         0               0
Patrick T. Gerrits Irrevocable Trust    48,459       0.3                   48,459         0               0
Christine Marie Gerrits Kline
  Irrevocable Trust                     48,459       0.3                   48,459         0               0
Anne Gerrits                           169,606       1.0                  169,606         0               0
Anita F. Gerrits Trustee of Anita F.
  Gerrits Trust #1                      32,306       0.2                   32,306         0               0
James C. & Laure L. Keavney             88,841       0.5                   88,841         0               0
James C. Keavney, Trustee for Laure
  L. Keavney Irrevocable Generation
  Skipping Trust                        16,153       0.1                   16,153         0               0
Laure L. Keavney, Trustee for James
  C. Keavney Irrevocable Generation
  Skipping Trust                        16,153       0.1                   16,153         0               0
Thomas J. Lawless                        7,572       0.0                    7,572         0               0
Ronald Robison                           7,572       0.0                    7,572         0               0
William A. Proulx                        7,572       0.0                    7,572         0               0
James J. O'Brien Estate                  7,572       0.0                    7,572         0               0
Lumiye International S.A.              353,345       2.1                  353,345         0               0
Girasol Enterprises                    151,434       0.9                  151,434         0               0
Krauser Family Investment Ltd.         217,520       1.3                  217,520         0               0
Krauser Irrevocable Education Trust     17,000       0.1                   17,000         0               0
Rose Krauser Irrevocable
  Generation Skipping Trust             51,000       0.3                   51,000         0               0
Charles R. Krauser Irrevocable
  Generation Skipping Trust             51,000       0.3                   51,000         0               0
Goltra Family Investment Ltd.          271,908       1.6                  271,908         0               0
John R. Goltra Irrevocable
  Generation Skipping Trust             32,306       0.2                   32,306         0               0
Janet L. Goltra Irrevocable
  Generation Skipping Trust             32,306       0.2                   32,306         0               0
Dorothy D'Angelo                       336,519       2.0                  336,519         0               0
John W. Beck                           454,301       2.8                  454,301         0               0
Haas Financial Corp                    252,390       1.5                  252,390         0               0
Rafael Nin                             156,579       0.9                  156,579         0               0
Summer & Micheline Kramer              156,579       0.9                  156,579         0               0
Angel Collado-Schwarz                  313,158       1.9                  313,158         0               0

{(1)} Based on 16,500,000 total outstanding Class B Shares on September 30, 1997. {(2)} Assumes that all Shares offered hereby are sold.
{(3)} Rounded to the nearest one tenth of one percent.

                            PLAN OF RESALE

     The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares offered hereby from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Selling Security Holders may effect such transactions by selling Shares to or through broker-dealers which may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or commissions from purchasers of the Shares for whom they may act as agent.

     The Company will pay all costs, expenses and fees incurred in connection with the registration of the Shares. The respective Selling Security Holders will pay any brokerage fees or commissions relating to the sales of the Shares by them. The Company will not receive any of the proceeds from the sale by the Selling Security Holders of the Shares made by this Prospectus.

     There is no assurance that any of the Selling Security Holders will sell any or all of the Shares offered by them.


                             LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Rogers & Wells, counsel to the Company.


                                EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus from the Company's annual report on Form 10-K have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

     NO     PERSON    HAS      BEEN
AUTHORIZED    TO     GIVE       ANY
INFORMATION   OR   TO   MAKE    ANY          PEPSI-COLA PUERTO RICO
REPRESENTATIONS, OTHER THAN   THOSE             BOTTLING COMPANY
CONTAINED   OR   INCORPORATED    BY
REFERENCE IN  THIS  PROSPECTUS,  IN
CONNECTION WITH  THE OFFERING  MADE
HEREBY AND,  IF  GIVEN  OR    MADE,
SUCH INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED  UPON AS  HAVING
BEEN AUTHORIZED.   THIS  PROSPECTUS               7,000,000 SHARES
DOES NOT CONSTITUTE  AN  OFFER   TO            SERIES B COMMON STOCK
SELL  OR   A   SOLICITATION OF  AN
OFFER TO BUY ANY  SECURITIES, OTHER                 ----------------

THAN    THE   SECURITIES  DESCRIBED
HEREIN, OR AN   OFFER TO  SELL   OR
A SOLICITATION  OF AN OFFER   TO
BUY   SUCH   SECURITIES   IN    ANY                  PROSPECTUS
CIRCUMSTANCES  IN WHICH SUCH  OFFER
OR   SOLICITATION   IS    UNLAWFUL.
NEITHER  THE   DELIVERY   OF   THIS                 ----------------
PROSPECTUS     NOR   ANY     OFFER,
SOLICITATION   OR     SALE     MADE
HEREUNDER   SHALL,     UNDER    ANY
CIRCUMSTANCES,  CREATE  ANY  IMPLI-
CATION  THAT     THE    INFORMATION
CONTAINED    OR   INCORPORATED   BY
REFERENCE   HEREIN IS  CORRECT   AS
OF   ANY     TIME    SUBSEQUENT  TO
THE DATE  OF   SUCH  INFORMATION.

       ----------------

      TABLE OF CONTENTS

                             PAGE
Available Information ......    3
Incorporation of Certain
  Documents by Reference....    4
The Company.................    5
Risk Factors................    5
Use of Proceeds.............    6
Selling Security Holders....    6
Plan of Resale..............    8
Legal Matters...............    8
Experts.....................    8



                                              November __, 1997

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Company. All amounts are estimates except the registration fee.

                 Registration Fee . . . . . . . . . . . . . . . . .$14,981.06
                 Legal Fees and Expenses. . . . . . . . . . . . . .
                 Printing Fees. . . . . . . . . . . . . . . . . . .
                                                                     --------
                     Total . . . . . . . . . . . . . . . . . . . . $
                                                                   ==========


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are a party or threatened to be made a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The By-laws of the Company provide that the Company shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by the DGCL.

           Section 102 of the DGCL and the Company's Certificate of Incorporation permit the Company to limit or eliminate a director's personal liability to the Company or its shareholders for monetary damages for breaches of fiduciary duty except with respect to liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits.

           The DGCL authorizes the purchase of indemnification insurance by the Company. The Company currently maintains a policy insuring its directors and officers against liabilities which may be incurred by such persons acting in such capacities.

ITEM 16.   EXHIBITS

           The following documents are filed with or incorporated by reference in this Registration Statement.

      3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).

      3.2 Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit
            3.2 to the Company's quarterly report on Form 10-Q for the quarterly period ended December 31, 1996).

      3.3 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).


      4.1 Specimen Stock Certificate representing Class B Shares, incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 33-94620) (the "S-1 Registration Statement").

      5.1   Opinion of Rogers & Wells.

      10.1 Shareholders Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the S-1 Registration Statement).

      10.2 Amendment No. 1 to Shareholders Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the S-1 Registration Statement).

      10.3 Amendment No. 2 to Shareholders Agreement (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the S-1 Registration Statement).

      10.4 Amendment No. 3 to Shareholders Agreement (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).

      10.5 Amendment No. 4 to Shareholders Agreement (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K/A-1 for the fiscal year ended September 30, 1986).

      10.6 Amendment No. 5 to Shareholders Agreement (incorporated by reference to Exhibit 10.20 to the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 1987).

      23.1  Consent of KPMG Peat Marwick LLP (accountants).

      23.2  Consent of Rogers & Wells is included in Exhibit 5.1.

      24.1 Power of Attorney (included on signature pages to this Registration Statement).

ITEM 17.   UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the registrant pursuant to
      Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)  The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toa Baja, Commonwealth of Puerto Rico on this 11th day of November, 1997.

                                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                                         By      /S/RAFAEL NIN
                                           -------------------------------------
                                                 Rafael Nin
                                                 Chief Executive Officer


                           POWER OF ATTORNEY

      KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rafael Nin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                        _________________________

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                               TITLE                DATE
                /S/RAFAEL NIN                   Director and Chief          November 11, 1997
---------------------------------------          Executive Officer
                Rafael Nin

              /S/JOHN W. BECK                  Director and Chairman        November 11, 1997
---------------------------------------      of the Board of Directors
              John W. Beck

             /S/CHARLES R. KRAUSER                   Director               November 11, 1997
---------------------------------------
             Charles R. Krauser

            /S/SUTTON KEANY                          Director               November 11, 1997
---------------------------------------
            Sutton Keany

               SIGNATURE                               TITLE                DATE
           /S/ANTON SCHEDLBAUER                      Director               November 11, 1997
---------------------------------------
           Anton Schedlbauer

          /S/C. LEON TIMOTHY                       Director and             November 11, 1997
---------------------------------------        Senior Vice President
          C. Leon Timothy

          /S/RICHARD REISS                           Director               November 11,  1997
---------------------------------------
          Richard Reiss

         /S/DAVID L. VIRGINIA                   Vice President and          November 11,  1997
---------------------------------------       Chief Financial Officer
         David L. Virginia

                             EXHIBIT INDEX

      EXHIBIT                                                              Page in Sequential
                                                                              NUMBER SYSTEM

        3.1         Amended and  Restated Certificate  of  Incorporation
                    of the Company (incorporated  by reference  to Exhibit
                    3.1 to the Company's Annual Report on Form 10-K for the
                    fiscal year ended  September 30, 1995).
       	3.2         Certificate  of  Amendment of  the  Company's Amended and
                    Restated Certificate of Incorporation  (incorporated by
                    reference to Exhibit 3.2 to the Company's quarterly report on Form 10-Q for the quarterly period ended December 31,
                    1996).
        3.3         Amended and Restated By-Laws of the Company (incorporated
                    by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).
        4.1         Specimen Stock Certificate representing Class B Shares,
                    incorporated by reference to Exhibit 4.1 to Amendment
                    No. 3 to the Company's Registration Statement on Form
                    S-1 (Registration No. 33-94620)
        5.1         Opinion of Rogers & Wells                                    E-1
       10.1         Shareholders Agreement (incorporated by reference to Exhibit
                    10.7 to Amendment No. 1 to the S-1 Registration Statement).
       10.2         Amendment No. 1 to Shareholders Agreement (incorporated by reference to  Exhibit  10.8  to  Amendment  No. 1 to the
                    S-1 Registration Statement).
       10.3         Amendment No. 2 to Shareholders Agreement (incorporated by reference to  Exhibit  10.9  to  Amendment  No.  1  to  the
                    S-1  Registration Statement).
       10.4         Amendment No. 3 to Shareholders Agreement (incorporated
                    by reference to Exhibit 10.10 to the Company's Annual
                    Report on Form 10-K for the fiscal year ended September
                    30, 1995).
       10.5         Amendment No. 4 to Shareholders Agreement (incorporated
                    by reference to Exhibit 10.13 to the Company's Annual
                    Report on Form 10-K/A-1 for the fiscal year ended
                    September 30, 1986).
       10.6         Amendment No. 5 to Shareholders Agreement (incorporated
                    by reference to Exhibit 10.20 to the Company's quarterly
                    report on Form 10-Q  for the quarterly period ended June
                    30, 1987).
       23.1         Consent of KPMG Peat Marwick LLP (accountants)               E-2
       23.2         Consent of Rogers & Wells included in Exhibit 5.1
       24.1         Power of Attorney (included on signature pages to this
                    Registration Statement)